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                                                                    EXHIBIT 99.2

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                           FORM OF VOTING INSTRUCTION
                         LONE STAR BANCORPORATION, INC.
                                 HOUSTON, TEXAS

        THIS VOTING INSTRUCTION IS SOLICITED BY THE VOTING REPRESENTATIVE
                         FOR USE IN CONNECTION WITH THE
             SPECIAL MEETING OF SHAREHOLDERS ON _____________, 2001

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     The undersigned shareholder of Lone Star Bancorporation, Inc. ("Lone Star")
hereby instructs H. Dane Grant, as voting representative under the Voting and Stock Restriction Agreement, dated January 1, 1990 (the "Voting Agreement"), to vote the number of shares of common stock of Lone Star owned by the undersigned and subject to the Voting Agreement at the Special Meeting of Shareholders of Lone Star to be held at _____ p.m., local time, at the offices of Lone Star
Bank, 8117 E. Freeway, Houston, Texas 77029, on _________, _____________, 2001,
and at any adjournments thereof (the "Meeting"), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders both dated ___________, 2001, timely receipt of which is acknowledged, in the manner specified below.

     1. Approval of the Agreement and Plan of Merger dated as of March 1, 2001 by and between Sterling Bancshares, Inc. and Lone Star Bancorporation, Inc., as amended by that certain Amendment to Agreement and Plan of Merger dated as of May 31, 2001, which provides for the merger of Lone Star with and into Sterling Bancorporation, Inc., a subsidiary of Sterling Bancshares. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

              [ ] For      [ ] Against      [ ] Abstain

     The voting representative must vote all shares of Lone Star common stock subject to the Voting Agreement in the manner directed by the shareholders holding a majority of the Lone Star common stock subject to the Voting Agreement. If you properly execute this Voting Instruction but fail to indicate your voting instructions, your shares which are subject to the Voting Agreement will not be counted for the purpose of instructing the voting representative and will have the same effect as instructing the voting representative to vote against approval of the merger agreement. In addition, if you either fail to submit this Voting Instruction or abstain from voting, this will also have the same effect as an instruction to the voting representative to vote against the approval of the merger agreement. Nonetheless, your shares of Lone Star common stock subject to the Voting Agreement will ultimately be voted in the manner directed by the holders of a majority of the shares of Lone Star common stock subject to the Voting Agreement.

Termination of Voting Agreement

     The terms of the Voting Agreement provide that the Voting Agreement may be terminated upon the written consent of the shareholders holding at least 67% of the Lone Star common stock subject to the Voting Agreement. By instructing the voting representative to vote "FOR" approval of the merger and returning a signed voting instruction you are giving your consent to terminate the Voting Agreement effective upon completion of the merger. If you execute this Voting Instruction but do not indicate your voting instructions, fail to submit this Voting Instruction or abstain from voting, this will also mean that you do not consent to the termination of the Voting Agreement. If the merger is not completed, your consent to terminate the Voting Agreement will be of no effect and the Voting Agreement will continue under its original terms.

     Please date and sign exactly as your name appears on the certificates representing your shares of common stock of Lone Star subject to the Voting Agreement. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person.

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                                       (Signature of Shareholder)

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                                       (Signature of Shareholder)

                                       Dated                 , 2001
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THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE VOTING REPRESENTATIVE AND
MAY BE REVOKED BY THE SHAREHOLDER BY 3:00 P.M. ON THE DAY BEFORE THE MEETING. PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION PROMPTLY.